                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [ ] Definitive Proxy Statement

     [X] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                         DOMINION BRIDGE CORPORATION
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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
                           DOMINION BRIDGE CORPORATION

                                                                    May 11, 1998

Dear Stockholder:

         You are cordially invited to attend the continuation of the Annual Meeting of Stockholders of Dominion Bridge Corporation (the "Company") which will be held at the offices of the Company on Thursday, May 21, 1998 at 10:00 a.m. Your Board of Directors and management look forward to greeting personally those stockholders able to attend.

         Dominion Bridge has had a reputation for excellence for over 100 years. However, over the past year, the Company has been affected by a number of issues which have distracted it from addressing important operational challenges. Your Board of Directors is pleased to announce that important first steps have been taken to put these issues behind us and to move forward to restore your Company to profitability.

         Over the past several months, Dominion Bridge has operated with a severe working capital deficit. We have addressed this immediate working capital deficiency by obtaining a $10 million senior subordinated loan from an affiliate of Deere Park Equities, LLC, a principal stockholder of the Company. The
Company remains in need of additional working capital and we are busy seeking such financing.

         Obtaining immediate working capital was only part of this comprehensive transaction. To move forward and address the many operating challenges faced by the Company, Michel L. Marengere and Nicolas Matossian have relinquished their positions as directors and executive officers of the Company and its subsidiaries. To assist the Company, your Board of Directors has brought in an experienced turnaround management team from EIF Holdings, Inc., led by its president, Frank J. Fradella. Mr. Fradella has complete authority to review and address all financial and operational matters. His team will work closely with the existing operating management of Dominion Bridge to develop a comprehensive plan to return your Company to profitability. We have also commenced a search to add members to the executive team with engineering and construction experience.

         In closing, we appreciate the support you have given the Company over the past years and ask for your continued support as we strive to return Dominion Bridge to a position of prominence for the benefit of its stockholders, clients and employees.

                                            Sincerely,

                                            Allen S. Gerrard
                                            Allen S. Gerrard
                                            Chairman of the Board of Directors

                           DOMINION BRIDGE CORPORATION

              NOTICE OF CONTINUATION ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 21, 1998


                                                                    May 11, 1998

To the Stockholders of DOMINION BRIDGE CORPORATION:

         The Annual Meeting of Stockholders (the "Meeting") of Dominion Bridge Corporation (the "Company") has been adjourned and will be continued at the principal executive offices of the Company located at 500 Rue Notre Dame, Lachine, Quebec, Canada H8S 2B2 on Thursday May 21, 1998, at 10:00 a.m. for the following purposes:

         (1)      to elect two directors in accordance with the Bylaws;

         (2) to ratify the appointment of Deloitte & Touche, independent auditors, as auditors for the Company; and

         (3) to transact such other business as may properly come before the Meeting and at any postponement(s) or adjournment(s) thereof.

         Only stockholders of record as of the close of business on February 3, 1998 will be entitled to vote at the Meeting. Stockholders are entitled to vote at the Meeting either in person or by proxy. THOSE WHO ARE UNABLE TO ATTEND THE MEETING ARE REQUESTED TO READ, COMPLETE, SIGN AND MAIL THE ENCLOSED FORM OF PROXY IN THE ENCLOSED ENVELOPE.

                                             By Order of the Board of Directors,

                                             Gary I. Levenstein
                                             Gary I. Levenstein
                                             Secretary


                             YOUR VOTE IS IMPORTANT

                    YOU ARE URGED TO SIGN, DATE AND PROMPTLY
                   RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE

                           DOMINION BRIDGE CORPORATION

                                                                    May 11, 1998



      SUPPLEMENT TO PROXY STATEMENT FOR 1998 ANNUAL MEETING OF STOCKHOLDERS


Dear Stockholder:

         As you will recall, on or about March 5, 1998, Dominion Bridge Corporation (the "Company") distributed a Proxy Statement relating to the Company's Annual Meeting of Stockholders (the "Meeting") which was scheduled and convened at 10:00 a.m. on Monday, March 30, 1998 at the offices of the Company's shipbuilding subsidiary located at 22 Georges D. Davie, Levis, Quebec, Canada.

         At the Meeting, a motion was raised, seconded and approved by the stockholders to adjourn the Meeting until Wednesday, April 29, 1998 at 10:00 A.M. EDT at the Company's principal executive offices at 500 Rue Notre Dame, Lachine, Quebec, Canada H8S 2B2. The basis for the motion to adjourn the Meeting was to allow the Company to supplement its Proxy Statement to describe the status of its negotiations with American Eco Corporation ("American Eco") and the contemplated resignation of the Company's senior executive management. Upon reconvening the Meeting, a similar motion was made, seconded and approved by the stockholders to adjourn the Meeting until May 21, 1998 at 10:00 A.M. EDT at the Company's principal executive offices at 500 Rue Notre Dame, Lachine, Quebec, Canada H8S 2B2. The basis for this motion was to enable the Company to comply with applicable Securities and Exchange Commission ("SEC") disclosure requirements following a change in control of the Company which occurred on April 28, 1998. This letter is intended to provide you with this required disclosure and should be considered together with the Proxy Statement previously delivered to you.

         The section of the Proxy Statement captioned "Certain Relationships and Related Transactions," appearing at pages 13-14, contains a detailed description of the letter of intent with American Eco. As reported via press release and discussed at the Meeting on March 30, 1998, the letter of intent with American Eco expired by its own terms on March 23, 1998. The letter of intent also contemplated the resignations of Michel L. Marengere, Nicolas V. Matossian and Rene Amyot from any and all executive officer and director positions with the Company or any of its subsidiaries.

       Over the past few weeks, the Company's Board of Directors, together with the principals of Deere Park Equities, LLC and their affiliates ("Deere Park"), a principal stockholder of the Company, negotiated a series of agreements (the "Transactions") with Messrs. Marengere, Matossian, Amyot, and their respective affiliates (collectively the "Executives") and

Deere Park, Dominion Park Equities, LLC ("Dominion Park"), and their respective affiliates. The Transactions were closed on April 28, 1998 and provided for the following:

         (i) The Executives' resignation from any and all executive officer and director positions with the Company and its subsidiaries;

         (ii) The infusion of up to $10 million of additional working capital; and

         (iii) The buyout of substantially all of the Executives' then existing ownership interest in the Company.


DESCRIPTION OF THE TRANSACTIONS

         The following is a description of the material components of the Transactions.

         Separation with Executives. The separation with the Executives consisted of (i) the termination of the Service Agreements with Messrs. Marengere and Matossian and the resignation of Mr. Amyot pursuant to separate Settlement, Release and Discharge Agreements (collectively the "Settlement Agreements") providing for the mutual release of any and all claims in consideration of an aggregate payment to the Executives, in the form of the Company's notes, in the amount of $4.8 million; and (ii) a three (3) year Consulting Agreement (the "Consulting Agreement") between an affiliate of Deere Park and the Executives providing for the payment of an aggregate amount of $483,333 per year, which is guaranteed by the Company. The Settlement Agreements include releases by the Company of (i) the $1.824 million subscription receivable in the name of Fidutech Technologies, Inc. ("Fidutech"), a company controlled by Messrs. Marengere and Amyot; and (ii) the $1.155 million guarantee of Fidutech regarding the value of the preferred stock issued to the Company in connection of the sale of Edinov.

         Financing Transaction. Deere Park has caused its affiliate, Lamar Investments, Inc., an Illinois corporation ("Lamar"), to provide the Company with a credit facility in the principal amount of up to $10 million. Based on the Company's need for additional working capital, the Executives also agreed to reinvest the $4.8 million due them under the Settlement Agreements into the Company. These obligations were invested by Lamar and the Executives pursuant to the terms of a Credit Agreement ("Credit Agreement") by and among the Company, Lamar and the Executives. The Company is obligated to make monthly interest payments to Lamar and the Executives based on the outstanding principal amount due under the Credit Agreement.

         Pursuant to the Credit Agreement, the Company issued a Convertible Revolving Note to Lamar in the principal amount of up to $10 million (the "Lamar Note") and a Convertible Term Note to the Executives in the principal amount of $4.8 million (the "Executive Note" and together with the Lamar Note, the "Notes"). The Notes bear interest at the rate of 11.5%, are secured by a second priority perfected security interest in substantially all of the assets of the Company and are convertible into shares of Common Stock of the Company at $2.60 per share. The Company also issued warrants (the "Warrants") to purchase shares of Common Stock of the Company at $3.00 per share for a three (3) year period; 333,708 Warrants were issued to the

Executives and up to 1,668,536 Warrants will be issued to Lamar based on the amount of advances made under the Loan. As of the date of this Proxy Supplement, Lamar has advanced approximately $7.55 million to the Company. It is anticipated that the remaining amount available will be advanced within the next 30 days.

         In the event of any material breach by the Company under the Executive Note or Settlement Agreements, all moneys due and owing the Executives shall be immediately due and payable and the release included in the Settlement Agreements will be null and void.

         Buyout of Executives. The Transactions also involved the Executives selling substantially all of their then-existing ownership interest in the Company to Dominion Park. The section captioned "Security Ownership of Certain Beneficial Owners and Management" appearing at pages 10-13 of the Proxy Statement contains a detailed description of Dominion Park's and the Executives' beneficial ownership of the Company's outstanding shares of Common Stock. Pursuant to the Transactions, Dominion Park purchased (i) all of the Executives' interest in Dominion Park; and (ii) 2,023,399 shares of Common Stock of the Company owned by the Executives for payment consisting of 775,000 shares of American Eco common stock (the "Buyout Agreement").

         As a result of the Buyout Agreement, the Executives transferred virtually their entire ownership interest in the Company to Dominion Park. However, as a result of the Executives reinvesting the amounts due under the Settlement Agreements into the Company, they have the right to acquire up to 2,179,862 shares of Common Stock upon the conversion or exercise, as applicable, of the Executive Note and certain Warrants. Under applicable SEC rules, the Executives are deemed to beneficially own these shares or approximately 6.1% of the Company's outstanding shares.

         In addition, Dominion Park, which is controlled by Deere Park, now has sole voting and dispositive power with respect to 6,513,499 shares of Common Stock. Deere Park or its affiliates have sole voting and dispositive power with respect to an additional 106,500 shares and have the right to acquire up to 5,514,690 additional shares upon the exercise or conversion, as applicable, of the Lamar Note and certain Warrants. Pursuant to the Schedule 13D filed by Deere Park and others with the SEC, Deere Park and its affiliates are acting as a group with respect to all of these shares. Accordingly, under applicable SEC rules, Deere Park and its affiliates are deemed to beneficially own 12,134,689 shares of Common Stock or approximately 31.2% of the Company's outstanding shares.


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
CHANGES IN EXECUTIVE MANAGEMENT

         In connection with the resignation of the Executives as directors, the size of the Company's Board of Directors was reduced from ten (10) to five (5), thereby eliminating all vacancies. As a result, the composition of the Board now consists of the following Directors:

--------------------------------------- -------------------------------------- --------------------------------------
DIRECTORS WHOSE TERM EXPIRES AT THE     DIRECTORS WHOSE TERM EXPIRES AT THE    DIRECTOR WHOSE TERM EXPIRES AT THE
1998 ANNUAL MEETING                     1999 ANNUAL MEETING                    2000 ANNUAL MEETING
--------------------------------------- -------------------------------------- --------------------------------------

Derek S. Tennant                        Reynald Lemieux                        Louis Berlinguet
Allen S. Gerrard                        Michael E. McGinnis
--------------------------------------- -------------------------------------- --------------------------------------

         In connection with the resignations of Messrs. Marengere and Matossian as officers, the Board has appointed Directors Allen S. Gerrard and Derek S. Tennant to serve as the Interim Chief Executive Officer and Interim Chief Operating Officer, respectively, of the Company. Gary I. Levenstein, Co-Chairman of the corporate law department of the Chicago, Illinois law firm of Ungaretti & Harris, was appointed to serve as the Secretary of the Company. Mr. Levenstein has practiced corporate law for over 20 years, specializes in mergers, acquisitions and corporate finance transactions and is also a certified public accountant. The Company is currently in negotiations with these persons regarding the specific terms on which they will serve as officers of the Company. It is contemplated that these persons will receive compensation consisting of cash, options or a combination thereof.

         Agreement with EIF Holdings, Inc. Subject to approval by the Board of Directors, the Company and EIF Holdings, Inc. ("EIF") have agreed to enter into a management services agreement pursuant to which EIF will provide the Company with management services in connection with its ongoing, day-to-day operations for a period of six (6) months on substantially the terms described below.

         Subject to the general supervision and control of the Executive Committee of the Board of Directors of the Company, EIF has agreed to furnish the Company with management services consisting of: (i) financing and administrative support services, including oversight of collection of accounts receivable and payment of accounts payable; (ii) marketing administration and support services; (iii) human resources management; and (iv) oversight and administration of the Company's operating units. As compensation for these services, the Company has agreed to pay EIF a management fee of $100,000 per month and to reimburse EIF for all reasonable out-of-pocket expenses and disbursements incurred in rendering such services. In order to facilitate the provision of these services, Frank J. Fradella and J. Drennan Lowell, the Chief Executive and Chief Financial Officers, respectively, of EIF will be given responsibilities within the Company's organization which are customarily performed by a corporation's Chief Executive and Chief Financial Officers. Below is a brief summary of their business experience during the past five (5) years.

         Frank J. Fradella has been President, CEO and a director of EIF since May 1997 and has been Chairman since November 1997. From October 1996 to May 1997, he was Executive Vice President and Chief Operating Officer of American Eco. From February 1993 to October 1996, he was employed by NSC Corporation, a specialty contractor, having been serving as its President and CEO since September 1994. From February 1991 to January 1993, Mr. Fradella was Vice President of Kaselaan & D'Angelo Associates.


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
         J. Drennan Lowell has been Vice President, Chief Financial Officer, Treasurer and Secretary of EIF since October 1997. Previously, Mr. Lowell was employed by NSC Corporation where he held the positions of Vice President, Chief Financial Officer and Secretary from November 1993 through August 1997 and Treasurer from May 1994 through 1997. Prior to joining NSC, Mr. Lowell served as Vice President of Finance for Wheelabrator Clean Air Systems Inc. from December 1992 to November 1993 and for Wheelabrator Clean Water Systems Inc. from August 1991 to November 1993.


VOTING AT THE CONTINUATION OF THE ANNUAL MEETING

         Stockholders who have already voted their shares and do not wish to change their vote need do nothing. Stockholders who have not voted their shares or who wish to change a vote previously submitted may do so by completing, dating, signing and returning the enclosed form of proxy in the enclosed envelope or otherwise to the Company at 500 Notre Dame Street, Third Floor, Lachine, Quebec, Canada, H8S 2B2. Stockholders have the right to appoint a person other than the persons specified in such form of proxy, who need not be a stockholder of the Company, to attend and act for him and on his behalf at the Meeting in the manner described in the Proxy Statement previously delivered. Finally, stockholders who wish to revoke a proxy previously delivered may do so in the manner described in Proxy Statement previously delivered.

                                            The Board of Directors of
                                            Dominion Bridge Corporation

                                            Allen S. Gerrard
                                            Allen S. Gerrard
                                            Chairman of the Board of Directors


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

                              DOMINION BRIDGE CORPORATION
              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        ------------------------------------------------------------------------
        The undersigned hereby appoints Allen S. Gerrard and Derek Tennant and each of them, or -----------------------, Proxies with power to appoint a substitute and hereby authorizes them to represent and to vote all shares of Common Stock of Dominion Bridge Corporation held of record by the undersigned on February 3, 1998 at the Annual Meeting of Stockholders of Dominion Bridge Corporation scheduled for March 30, 1998 which will be continued on May 21, 1998 and at any postponement(s) or adjournment(s) thereof, and to vote as directed on the reverse side of this form and, in their discretion, upon such other matters not specified as may come before said meeting. Change of Address and Comments

                                                 -------------------------------

                                                 -------------------------------

                                                 -------------------------------

                                                 -------------------------------
                                                 (If you have written in the
                                                 above space, please mark the
                                                 corresponding box on the
                                                 reverse side of this form.)

        YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX (SEE REVERSE SIDE), BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

        THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR APPROVAL OF THE RATIFICATION OF DELOITTE &

        TOUCHE AS INDEPENDENT AUDITORS FOR DOMINION BRIDGE CORPORATION.

  P
  R
  O
  X
  Y
 ---

                                                                   SEE REVERSE
                                                                      SIDE
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

        Change of Address [ ]
        Comments on
        Reverse Side

                                                                                       THE BOARD OF DIRECTORS RECOMMENDS A VOTE
             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1                                FOR PROPOSAL 2
               FOR             WITHHELD                                                                   FOR    AGAINST  ABSTAIN
                                                                                      2. Proposal 2 -
  1. Proposal 1 - Election of Directors                                                  Ratification of
                                                                                         Deloitte & Touche
                                                                                         as independent
                                                                                         auditors for
                                                                                         Dominion Bridge
                                                                                         Corporation for fiscal
                                                                                         year ending September 30, 1998.
    Nominees: Derek Tennant and Allen S. Gerrard

    For, except vote withheld from the following nominee(s):

    -----------------------------------------

                                                 The undersigned hereby
                                                 acknowledges receipt of the
                                                 notice of Annual Meeting and
                                                 Proxy Statement

                                                 PLEASE SIGN, DATE AND RETURN
                                                 YOUR PROXY PROMPTLY IN THE
                                                 ENCLOSED ENVELOPE. NO POSTAGE
                                                 REQUIRED IF MAILED IN THE
                                                 UNITED STATES.

                                                 SIGNATURE(S)

                                                 DATE , 1998

                                                 NOTE: PLEASE SIGN NAME(S)
                                                 EXACTLY AS PRINTED HEREON.
                                                 JOINT OWNERS SHOULD EACH SIGN.
                                                 WHEN SIGNING AS ATTORNEY,
                                                 EXECUTOR, ADMINISTRATOR,
                                                 TRUSTEE OR GUARDIAN, PLEASE
                                                 GIVE FULL TITLE AS SUCH.